                                 EXHIBIT 10(n)

                                                                          1/9/04


                                A. SCHULMAN, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                                       EFFECTIVE JANUARY 1, 2004
                              APPROVED BY THE BOARD OF DIRECTORS JANUARY 9, 2004

                                A. SCHULMAN, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS



                                                                                                 Page
                                                                                                 ----
                             ARTICLE 1 - DEFINITIONS
1.1  Definitions.........................................................................          2
1.2  General Interpretation..............................................................          6

                          ARTICLE 2 - YEARS OF SERVICE

2.1  Types of Service....................................................................          7
2.2  Eligibility Service.................................................................          7
2.3  Benefit Service.....................................................................          7
2.4  Suspension and Cancellation of Service..............................................          7
2.6  Rounding of Service.................................................................          7

                           ARTICLE 3 - ACCRUED BENEFIT

3.1  Definition of Accrued Benefit.......................................................          8
3.2  General Accrued Benefit Formula.....................................................          8
3.3  Special Definitions.................................................................          8
3.4  Benefit Offsets.....................................................................          9

                            ARTICLE 4 - PARTICIPATION

4.1  Plan Participation..................................................................         11
4.2  Status as a Participant.............................................................         11
4.3  Transferred Employees...............................................................         11
4.4  Reentry of Former Active Participants...............................................         12

           ARTICLE 5 - ELIGIBILITY FOR AND AMOUNT OF PENSION BENEFITS

5.1  Normal Retirement Pension...........................................................         13
5.2  Early Retirement Pension............................................................         13
5.3  Disability Retirement Pension.......................................................         14
5.4  No Death Benefit....................................................................         15

                         ARTICLE 6 - PAYMENT OF PENSIONS

6.1  Normal Form.........................................................................         16

                                                                                                 Page
                                                                                                 ----
6.2  Optional Forms of Pension Payments..................................................         16
6.3  Additional Rules Applicable to Optional Forms of Pension
         Payment.........................................................................         17
6.4  Application for Pension.............................................................         18
6.5  Information to Be Furnished to Participants.........................................         18

                            ARTICLE 7 - DEATH BENEFIT

7.1  Eligibility for Death Benefits......................................................         19
7.2  Amount of Death Benefit.............................................................         19
7.3  Form of Payment.....................................................................         19
7.4  Designations of Beneficiary.........................................................         20
7.5  Other Survivor Benefits Superseded..................................................         21

            ARTICLE 8 - MISCELLANEOUS PROVISIONS RELATING TO BENEFITS

8.1  Vesting and Forfeiture..............................................................         22
8.2  Prohibition Against Alienation or Attachment........................................         22
8.3  Re-employment.......................................................................         22
8.4  No Benefits Payable If Transferred to Successor Plan................................         23
8.5  Provision with Respect to Uniformed Services Employment and Reemployment
         Rights Act of 1994..............................................................         23

                               ARTICLE 9 - FUNDING

9.1  Funding  .........................................................................           24

                        ARTICLE 10 - PLAN ADMINISTRATION

10.1 Administrator.......................................................................         25
10.2 General Powers of Administrator.....................................................         25
10.3 Claims Procedure....................................................................         25
10.4 Liability of the Administrator......................................................         27

                         ARTICLE 11 - GENERAL PROVISIONS

11.1 Amendment of Plan...................................................................         28
11.2 Payment of Benefits to Others.......................................................         28
11.3 Overpayments........................................................................         28
11.4 Taxes    ...........................................................................         28
11.5 No Right of Employment..............................................................         28
11.6 Applicable Law......................................................................         29
11.7 Construction........................................................................         29
11.8 Titles   ...........................................................................         29

                                                     1A - EFFECTIVE DATE OF PLAN

                                  INTRODUCTION

      This is the A. Schulman, Inc. Supplemental Executive Retirement Plan. This Plan is effective as of January 1, 2004.

      This Plan is intended to be unfunded and maintained by A. Schulman, Inc. primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees. Accordingly, the Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered, interpreted and construed in accordance with such intent.

      This Plan is not intended to be a qualified plan under Sections 401(a) of the Internal Revenue Code. However, it is intended to provided benefit to Participants and Beneficiaries on a tax-deferred basis and shall likewise be administered, interpreted and construed in accordance with such intent

                             ARTICLE 1 - DEFINITIONS

      1.1 DEFINITIONS. Whenever used herein, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

      ACCRUED BENEFIT is defined in SECTION 3.1.

      ACTIVE PARTICIPANT is defined in ARTICLE 4.

      ACTUARIAL EQUIVALENCE. Unless otherwise specified by the terms of the Plan, any determination of actuarial value or actuarial equivalency or similar actuarial determination required under the terms of the Plan with respect to the Benefit of any Participant or Beneficiary shall be determined on the basis of the interest assumption and mortality assumption that are in effect on the Benefit valuation date purposes of valuing the liabilities of this Plan under the requirements of FAS 87 (or any successor thereto).

      ADMINISTRATOR means the Company.

      BENEFICIARY means a person who, in compliance with the terms of the Plan, is currently designated to receive a Benefit as the survivor of a Participant or is currently receiving such Benefit as the eligible survivor of a deceased Participant.

      BENEFIT where the term is capitalized, means a Pension provided under the terms of the Plan and any survivor benefit provided under the terms of the Plan to a Beneficiary.

      BENEFIT OFFSET PLAN. A Benefit Offset Plan is any plan, deferred compensation arrangement or other type of compensation arrangement that is either (a) included in SECTION 3.4 of this Plan, or (b) identified as such by action of the Board.

      BENEFIT SERVICE of a Participant is determined under ARTICLE 2.

      BOARD OF DIRECTORS means the Board of Directors of the Company.

      CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Section of the Code includes all rulings, regulations, notices, announcements, decisions, orders and other pronouncements that are issued by the United States Department of the Treasury, the Internal Revenue Service, or any Court of competent jurisdiction that are lawful and pertinent to the interpretation, application or effectiveness of such Section with respect to this Plan or the Prior Plan.

      COMMENCEMENT DATE means the first day of a month that has been designated as the Commencement Date for the Participant's Pension pursuant to the provisions of Article 5 or by the Participant pursuant to a written application that the Participant has filed with the Plan Administrator in accordance with the provisions of ARTICLE 5. The Participant's designation of a Commencement Date shall be subject to the following rules:

            (a) The Commencement Date of the Pension may not be any earlier than the first day that the Pension could be payable under the applicable provisions of SECTIONS 5.1, 5.2 or 5.3 of the Plan.

            (b) If the Participant elects to defer the Commencement Date of a Pension payable under SECTION 5.2 or SECTION 5.3, any such election must be filed and shall become irrevocable in accordance with the requirements of SECTION 5.2 or SECTION 5.3.

      COMMITTEE means the committee provided for in ARTICLE 10.

      COMPANY means A. Schulman, Inc.

      COVERED EMPLOYEE means a Participant who is employed in Covered
Employment.

      COVERED EMPLOYMENT means all of a Participant's Employment with the Company or a Related Company in a position of employment that the Board has designated as being an Active Participant position of employment in regard to this Plan and, except as may otherwise be provided by action of the Board, an Active Participant's periods of Employment with the Company and Related Companies prior to becoming an Active Participant in this Plan. If an Active Participant is absent from Covered Employment during a period that qualifies as a leave of absence or a Military Absence and was employed in Covered Employment at the start of such leave or Military Absence, he shall be deemed to have continued to be employed in Covered Employment during such leave, or Military Absence.

      ELIGIBILITY SERVICE of a Participant is determined under ARTICLE 2.

      DEFERRED PENSIONER means a Retired Participant who has not yet attained the Commencement Date of his Pension.

      DISABILITY RETIREMENT PENSION means the Pension provided for in SECTION
5.3.

      EARLY RETIREMENT PENSION means the Pension provided for in SECTION 5.2.

      EMPLOYEE means a person who is a common-law employee of the Company or of any of the Related Companies. A person who is an Employee at the start of a leave of absence shall continue to be an Employee during the period of such leave. A person who was an Employee at the start of a period that has subsequently qualified as a Military Absence shall be deemed to have continued as an Employee for the purpose of this Plan during such Military Absence. A member of the Board of Directors (or the board of directors of a Related Company), solely as such, is not an Employee. An independent contractor engaged by an the Company or a or a Related Company is not an Employee.

      EMPLOYMENT refers to a person's status as an Employee (so that a period of Employment of any person means a period during which the person was or is an Employee).

      ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

      MILITARY ABSENCE means:

            (a) for periods on and after December 12, 1994, a period of interruption of the Employment of an Employee:

                  (i) necessitated by reason of service in the uniformed services (as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended ("USERRA")) under such circumstances that he thereby shall have become entitled to reemployment rights under USERRA, and

                  (ii) that is followed by his return to Employment pursuant to the provisions of Section 4313 of USERRA, and

            (b) for periods prior to December 12, 1994, a period of interruption of the Employment of an Employee:

                  (i) caused by his entrance into, or commencement of active duty with, the Armed Forces of the United States (including the United States Coast Guard) under such circumstances that he thereby shall have become entitled to reemployment rights under federal law, and

                  (ii) that is followed by his return to Regular Employment prior to the expiration of such reemployment rights and in compliance with the terms and conditions of such rights.

If the Employee shall not have returned to regular Employment pursuant to the provisions of Section 4313 of USERRA (or, as applicable, the provisions of prior federal law), his absence shall be deemed not to have been a Military Absence, and he shall be deemed to have Terminated Employment by reason of a quit on the last day he was an Employee prior to the event described in clause (a).

      NORMAL COMMENCEMENT DATE means the first day of the first calendar month that begins on or after a Participant's Normal Retirement Date.

      NORMAL RETIREMENT DATE means the sixty-fifth (65th) birthday of the Participant.

      NORMAL RETIREMENT PENSION means the Pension provided for in SECTION 5.1.

      PARTICIPANT means an Employee who has qualified as a Participant in accordance with Article 4 and, as appropriate to the context in which the term is used, includes a person who is either (a) an Active Participant, or (b) a Transferred Employee, or (c) a Retired Participant.

      PENSION where the term is capitalized, means a Normal Retirement Pension, Early Retirement Pension, or Disability Retirement Pension, as appropriate to the context in which the term is used.

      PENSION CALCULATION DATE is defined in SECTION 3.3.

      PENSIONER means a Retired Participant who has attained the Commencement Date of his Pension under the Plan.

      PLAN means this A. Schulman, Inc. Supplemental Executive Retirement Plan, as set forth in this document effective as of January 1, 2004 together with all subsequent amendments thereto.

      PLAN YEAR means the calendar year.

      RELATED COMPANY means (a) any corporation other than the Company during the period that it and the Company are members of the same "controlled group of corporations" as described in Section 414(b) of the Code; (b) any other trade or business (whether or not incorporated) other than the Company during the period that it AND the Company are trades or businesses under common control as described in Section 414(c) of the Code; and (c) any organization (whether or not incorporated) other than the Company during the period that it and the Company are members of the same "affiliated service group" as described in
Section 414(m) of the Code or are otherwise required to be aggregated pursuant to Section 414(o) of the Code (but only for the period in which the pertinent provision of Code Section 414(m) or (o) is in effect).

      RETIRE OR RETIREMENT refers to a Participant's Termination of Employment of a Participant either (a) at a time when he is eligible to receive a Normal Retirement Pension under SECTION 5.1, (b) under circumstances that entitle him to receive an Early Retirement Pension under SECTION 5.2 (including for this purpose, the required approval of the Board), or (c) under circumstances that make him eligible to receive a Disability Retirement Pension under SECTION 5.3.

      RETIRED PARTICIPANT means a Participant who has Retired and is thereby entitled to receive payment of a Normal Retirement Pension, Early Retirement Pension or Disability Retirement Pension.

      SERVICE COMMENCEMENT DATE is the last day that a Participant became an Employee of the Company that has not been followed by a Termination of Employment.

      TERMINATION OF EMPLOYMENT, TERMINATE EMPLOYMENT AND SIMILAR TERMS refer to the termination of an Employee's status as an Employee, whether by discharge, quit, Retirement, death or otherwise. Accordingly:

            (a) An Employee will not incur (and will not be deemed to have incurred) a Termination of Employment merely because of a change in his status from an Employee of the Company to an Employee of a Related Company, or from an Employee of a Related Company to an Employee of the Company or another Related Company.

            (b) A person who is an Employee of a corporation, trade or business that has qualified as a Related Company will be deemed to have ceased to be an Employee (and therefore to have incurred a Termination of Employment) if and when such corporation, trade or business ceases to qualify as a Related Company, even if such person continues as a common law employee of such corporation, trade or business unless (i) the person continues as an Employee of the Company or another Related Company, or (ii) this Plan is amended to include such corporation, trade or business as a sponsoring employer or participating employer under the Plan.

      TOTAL AND PERMANENT DISABILITY. A Participant in this Plan shall be considered to be Totally and Permanently disabled if, and only if, while he is an Active Participant in this Plan, he Terminates Employment on account of a total and permanent incapacity to perform the usual duties of his Covered Employment classification and inability to be gainfully employed by the Company by reason of any medically determinable physical or mental impairment; such incapacity and inability shall be considered to exist only if certified by a disinterested physician appointed by the Administrator.

      TRANSFERRED EMPLOYEE is defined in Section 4.3.

      VESTED refers to a right to a Benefit that is nonforfeitable other than by death, as described in SECTION 8.1

      1.2 GENERAL INTERPRETATION. Words in this Plan used in the masculine or feminine shall be deemed to refer to both the masculine and feminine, as appropriate in the context.

                                    ARTICLE 2

                                YEARS OF SERVICE

      2.1 TYPES OF SERVICE. This Plan provides for the following types of service:

            (a) Eligibility Service (which is applied to determine whether a Participant may be eligible for an Early Retirement Pension); and

            (b) Benefit Service (which is applied to calculate the amount of a Participant's Accrued Benefit).

      2.2 ELIGIBILITY SERVICE. A Participant's Eligibility Service is the total period of all of his periods of Employment from his Service Commencement Date to the Date of his Termination of Employment. All Eligibility Service that has been credited to any person is nevertheless subject to suspension and cancellation in accordance with the terms of SECTION 2.4.

      2.3 BENEFIT SERVICE. A Participant's Benefit Service is the total of all periods of his Covered Employment from his Service Commencement Date to the Date of his Termination of Employment. All Benefit Service that has been credited to any person is nevertheless subject to suspension and cancellation in accordance with the terms of SECTION 2.4. A Participant who is a Transferred Employee at the time of his Termination of Employment shall have his Benefit Service hereunder determined as of the last date on which he was an Active Participant.

      2.4 SUSPENSION AND CANCELLATION OF SERVICE. If a Participant incurs a Termination of Employment and is not entitled to the payment of a Pension, all of his Eligibility Service and Benefit Service shall be permanently cancelled and shall cease to be credited to him under this Plan.

      2.5 ROUNDING OF SERVICE. Eligibility Service and Benefit Service shall calculated under this Plan will be calculated in full and fractional years. Fractional years shall be calculated to the 100th percentile, based on the Employee's days of employment in excess of his whole years of service, divided by 365 days.

                                    ARTICLE 3

                                 ACCRUED BENEFIT

      3.1 DEFINITION OF ACCRUED BENEFIT. The Accrued Benefit of a Participant on any Pension Calculation Date will be an annuity payable for the Participant's life, beginning on the Participant's Normal Commencement Date (or beginning on the Commencement Date of the Participant's Pension if the Participant Retires after his Normal Commencement Date) and continuing each month thereafter to and including the month of the Participant's death. The amount of the Annuity will be equal to the monthly amount determined under the formula provided in SECTION 3.2

      3.2 GENERAL ACCRUED BENEFIT FORMULA. The monthly amount determined for a Participant under this Section shall be one-twelfth (1/12) of (a) minus (b):

      (a) the Participant's Final Average Plan Compensation, multiplied by a percentage equal to:

            (i)   thirty percent (30.00%), plus

            (ii) one percent (1.00%) for each year of the Participant's Benefit Service (up to a maximum of thirty (30) years of Benefit Service for the Chief Executive Officer or Chief Financial Officer and twenty-five (25) years of Benefit Service for all other Participants).

      (b) The Actuarial Equivalent of the Benefit Offsets, determined as provided in SECTION 3.4.

      3.3 SPECIAL DEFINITIONS.

      (a) PLAN COMPENSATION. The term "Plan Compensation" shall mean an Active Participant's base salary and any cash bonus that is paid to an employee and includible in his gross income for Covered Employment and other employment with the Company prior to becoming an Active Participant. Compensation shall be taken into account only at the time it is paid. In addition, Plan Compensation shall include any amount by which the Participant's gross base salary or other cash compensation has been reduced (for federal income tax purposes) on account of elective contributions that are excluded from income under (i) Section 125 of the Code, (ii) Section 402(e)(3) of the Code, (iii) Section 132(f)(4) of the Code, and (iv) a non-qualified elective deferred compensation plan. Severance pay and other types of compensation not described above shall not be treated as Plan Compensation at any time.

      (b) FINAL AVERAGE PLAN COMPENSATION. A Participant's Final Average Plan Compensation is one-third (1/3) of the Participant's Plan Compensation during the thirty-six (36) consecutive calendar months in which the Participant's Plan Compensation was highest during the last 60 consecutive months preceding the Participant's Pension Calculation Date.

            (i) If the Participant shall have fewer than thirty-six (36) calendar months of Employment, his Plan Compensation shall be the amount determined by dividing his Plan Compensation for his years of Benefit Service by his years of Benefit Service.

            (ii) If the Participant's active Employment as a Participant has been interrupted by a leave of absence or Military Absence followed by his return to Covered Employment, the last calendar month preceding the start of such leave of absence or Military Absence and the first calendar month in which he engages in Covered Employment thereafter will be considered consecutive calendar months.

      (c) PENSION CALCULATION DATE. A Participant's "Pension Calculation Date" is:

            (i) The last day on which he is an Active Participant that is followed by or coincides with the date of (A) his Retirement,
                  (B) the date he becomes a Transferred Employee, or (C) the termination of the Plan (whichever occurs first); or

            (ii) Any other date that is expressly deemed to be a Pension Calculation Date under the terms of the Plan.

      3.4 BENEFIT OFFSETS.

      (a) For purposes of Section 3.2 of this Plan, the following shall be considered Benefit Offset Plans:

            (i)   The A. Schulman, Inc. Employees' Profit Sharing Trust.

            (ii)  The A. Schulman, Inc. Nonqualified Profit Sharing Plan.

            (iii) The amount of the Participant's "Primary Insurance Amount" (as defined below).

            (iv) For Robert A. Stefanko, the Agreements providing for deferred benefits that are dated as of August 1, 1985 and March 21, 1991, without regard to any forfeiture of or other loss of benefits that may occur under such arrangements on account of a "Termination for Cause" or for any other reason.

            (v) For Terry L. Haines, the Agreement providing for deferred benefits that is dated as of March 21, 1991, without regard to any forfeiture of or other loss of benefits that may occur under such arrangement on account of a "Termination for Cause" for any other reason.

      (b) The Benefit Offset amount shall be the Actuarial Equivalent of the benefits payable under the Benefit Offset Plans, expressed in the Normal Form of payment (a life annuity) as of the Participant's Normal Commencement Date (or, if the Participant is, or was, deceased past his Normal Commencement Date, the Participant's actual Commencement Date). If a Participant has previously received a lump sum payment or other payment of benefits from a Benefit Offset Plan, the amounts previously paid to the participant shall nevertheless continue to be considered in determining the Benefit Offset amount under this Plan.

      (c) For purposes of this Plan, the Participant's "Primary Insurance Amount" shall be the Participant's "PIA" determined under Treasury Regulations Section 1.401(l)-1.

                                    ARTICLE 4

                                  PARTICIPATION

      4.1 PLAN PARTICIPATION. An Employee of the Company or a Related Company shall become an Active Participant in the Plan if the Board shall adopt a resolution that specifically names him as an Active Participant in this Plan while employed in a position of employment with the Company or a Related Company that the Board has likewise designated as Covered Employment under this Plan. The effective date of Plan participation shall be the date of such resolution unless another date is specified in that resolution.

      4.2 STATUS AS A PARTICIPANT.

      (a) The status of a Participant who has become an Active Participant is determined as follows:

            (i) He will continue as an Active Participant so long as he continues to be employed in Covered Employment, even if he is absent from Covered Employment on a leave of absence or during a period that has qualified as a Military Absence; and he will cease to be an Active Participant when he shall have ceased to be employed in Covered Employment. Notwithstanding the foregoing, by resolution, the Board may suspend or terminate a Participant's Active Participation in this Plan, effective as of any date specified in such resolution.

            (ii) A Transferred Employee is a Participant (but not an Active Participant), and his status under the Plan is determined in accordance with SECTION 4.3.

      (b) If a Participant Retires with eligibility for a Pension, he will thereupon become a Retired Participant.

      (c) A Participant shall immediately cease to be a Participant in this Plan if he Terminates Employment and is not entitled to a Pension. In addition, a Participant may immediately cease to be a Participant in this Plan by resolution of the Board.

      4.3 TRANSFERRED EMPLOYEES. A Transferred Employee is a Participant who has ceased to be employed in Covered Employment but has not Terminated Employment. A Transferred Employee will be considered a Participant (but not an Active Participant) for the purposes of this Plan. Notwithstanding any other provisions of this Plan to the contrary:

      (a) The Accrued Benefit of a Transferred Employee shall not exceed the amount of his Accrued Benefit as of the last day on which he was in Covered Employment under the Plan, unless he again becomes an Active Participant and thereafter earns an increased Accrued Benefit.

      (b) A Transferred Employee shall not be credited with Plan Compensation or Benefit Service for any period during which he is a Transferred Employee (but will be credited with Eligibility Service that he earns for such period under the terms of ARTICLE 2).

      (c) If a Transferred Employee Retires with eligibility for a Pension, he will thereupon become a Retired Participant. He will be a Participant only as long as he is a Transferred Employee or a Retired Participant (or if he again becomes an Active Participant). He shall cease to be a Participant if he Terminates Employment and is not entitled to a Pension.

      4.4 REENTRY OF FORMER ACTIVE PARTICIPANTS. A former Active Participant (including a Transferred Employee) may again become an Active Participant in accordance with the provisions of Section 4.1 on the date designated by the Board.

                                    ARTICLE 5

                 ELIGIBILITY FOR AND AMOUNT OF PENSION BENEFITS

      5.1 NORMAL RETIREMENT PENSION. A Participant whose Employment Terminates for any reason (other than death) at any time after he has attained his Normal Retirement Date will thereupon be eligible for a Normal Retirement Pension. The Normal Retirement Pension shall be payable beginning on the first day of the first calendar month that begins on or after the date on which the Participant's Retirement occurs.

      If paid in the Normal Form described in SECTION 6.1 (a life annuity), the Normal Retirement Pension will be a monthly Pension equal to the Participant's Accrued Benefit as of his Pension Calculation Date coinciding with or next preceding the date of his Retirement.

      The Normal Retirement Pension may also be paid in forms other than the Normal Form, as provided in ARTICLE 6.

      5.2 EARLY RETIREMENT PENSION. A Participant shall be entitled to an Early Retirement Pension if all of the following requirements are met:

      (i) He Terminates Employment (other than by death) before his Normal Retirement Date;

      (ii) At the time of his Termination of Employment, he has attained at least age 55 and is credited with at least ten (10) years of Eligibility Service; and

      (ii) The Board has adopted a resolution approving the payment of an Early Retirement Benefit to him.

The Early Retirement Pension will be the Pension described in subsection (a) or
(b) below, whichever the Participant elects.

      (a) A deferred monthly Pension, payable beginning on his Normal Commencement Date. If paid in the Normal Form described in SECTION
            6.1 (a life annuity), the monthly amount of such Pension will equal the monthly amount of the Participant's Accrued Benefit as of his Pension Calculation Date coinciding with or next preceding the date of his Early Retirement, or

      (b) A reduced accelerated monthly Pension, payable beginning with the first day of the first calendar month following the calendar month in which his Early Retirement occurs, or the first day of any later calendar month elected by the Participant that begins prior to his Normal Commencement. If paid in the Normal Form described in SECTION
            6.1 (a life annuity), the monthly amount of the reduced monthly Pension will be the monthly amount of the full Pension defined in Paragraph (a), reduced by one half of one percent (0.5%) for each full calendar month by which the Commencement Date precedes the Participant's Normal Commencement Date.

      Unless the Participant otherwise elects, payment of the Early Retirement Pension shall commence as of the first day of the first calendar month following the calendar month in which his Early Retirement occurs. Any election of a later Commencement Date must be made by the Participant in writing and filed with the Administrator at least 90 days prior to the date of his Termination of Employment, and shall be irrevocable after the 90th day preceding the date of his Termination of Employment.

      The Early Retirement Pension may also be paid in forms other than the Normal Form, as provided in ARTICLE 6.

      5.3 DISABILITY RETIREMENT PENSION. A Participant shall be entitled to a Disability Retirement Pension if he has ten (10) years of Eligibility Service and is Totally and Permanently Disabled prior to his Normal Retirement Date.

      The Disability Retirement Pension will be the Pension described in subsection (a) or (b) below, whichever the Participant elects in his application:

      (a) A deferred monthly Pension, payable beginning on his Normal Commencement Date. If paid in the Normal Form described in SECTION
            6.1 (a life annuity), the monthly amount of such Pension will equal the monthly amount of the Participant's Accrued Benefit as of his Pension Calculation Date coinciding with or next preceding the date of his Disability Retirement, or

      (b) A reduced accelerated monthly Pension, payable beginning with the first day of the first calendar month following the calendar month in which his Disability Retirement occurs, or the first day of any later calendar month elected by the Participant that begins prior to his Normal Commencement Date. If paid in the Normal Form described in SECTION 6.1 (a life annuity), the monthly amount of the reduced monthly Pension will be the monthly amount of the full Pension defined in Paragraph (a), reduced by one half of one percent (0.5%) for each full calendar month by which the Commencement Date precedes the Participant's Normal Commencement Date.

      Unless the Participant otherwise elects, payment of the Disability Retirement Pension shall commence as of the first day of the first calendar month following the calendar month in which his Disability Retirement occurs. Any election of a later Commencement Date must be made by the Participant in writing and filed with the Administrator at least 90 days prior to the date of his Termination of Employment, and shall be irrevocable after the 90th day preceding the date of his Termination of Employment.

      The Disability Retirement Pension may also be paid in forms other than the Normal Form, as provided in ARTICLE 6.

      5.4 NO DEATH BENEFIT. Except to the extent that a survivor benefit is payable under an optional form of payment in effect under ARTICLE 6 or a Death Benefit payable under the terms of ARTICLE 7, no Benefit shall be payable under this Plan on account of the death of any Participant.

                                    ARTICLE 6

                               PAYMENT OF PENSIONS

      6.1 NORMAL FORM. The Normal Form of Pension payment under this Plan is a life annuity under which a monthly Pension is payable to the Participant beginning on the Commencement Date of the Participant's Pension and continuing each month thereafter to and including the month of the Participant's death. Each Pension will automatically be paid in the Normal Form unless an optional form of Pension payment under SECTION 6.2 is in effect on the Commencement Date of the Pension.

      6.2 OPTIONAL FORMS OF PENSION PAYMENTS. A Participant may elect to convert the Normal Form of any Pension payable to him into one of the following optional forms of Pension payment he may elect; provided, however that the election of a lump sum or installment payments shall be subject to the approval of the Board.

      Payment of the Participant's Pension shall be made in an optional form only if the Participant files with the plan Administrator a written election of an optional form of payment by filing a written election at least 90 days prior to the date of his Termination of Employment; and any such election shall be irrevocable after the 90th day preceding the date of his Termination of Employment.

      Each such optional form of payment shall be the Actuarial Equivalent of the Pension otherwise payable to the Participant in the Normal Form, and the payments thereunder shall be adjusted accordingly.

      (a) JOINT AND SURVIVOR ANNUITY OPTION. A Joint and Survivor Annuity under which (i) a reduced monthly Pension will be payable to the Participant beginning on the Commencement Date of his Pension and continuing to and including the month of his death, and (ii) if the Participant is survived by the Beneficiary he has designated at the time of his election, a designated percentage not more than 100% of the Participant's reduced monthly Pension (as designated by the Participant when electing this option) will be paid as a survivor benefit to the Beneficiary, beginning with the month following the Participant's death and continuing to and including the month in which the Beneficiary dies.

      (b) LIFE AND 60, 120 OR 180 MONTHS CERTAIN OPTION. An annuity under which a reduced monthly Pension is payable to the Participant beginning on the Commencement Date of his Pension and continuing to and including the month of his death, with a provision that if the Participant dies prior to having received 60, 120 or 180 monthly payments, as elected by the Participant, the remainder of the 60, 120 or 180 monthly payments will continue to be paid, at the same monthly rate, as a survivor benefit to the Beneficiary designated by the Participant.

      (c) LUMP SUM PAYMENT. A lump sum payment that is equal to the Actuarial Equivalent of the monthly Pension otherwise payable to the Participant, in the Normal Form as of the Normal Commencement Date for the Participant's Pension.

      (d) INSTALLMENTS PAYMENTS OVER 60, 120 OR 180 MONTHS. The Participant may elect to receive installment payments of his Pension beginning on the Commencement Date of his Pension for a fixed period of 60, 120 or 180 months, as elected by the Participant. If the Participant receives all of the designated payments, no further Benefits are payable to the Participant. If the Participant dies prior to having received 60, 120 or 180 monthly payments, as elected by the Participant, the remainder of the 60, 120 or 180 monthly payments will continue to be paid, to a Beneficiary designated by the Participant.

      6.3 ADDITIONAL RULES APPLICABLE TO OPTIONAL FORMS OF PENSION PAYMENT.

      (a) An optional form of Pension payment elected by a Participant will be effective if and only if the following requirements are satisfied:

            (i) The Participant's election of an option must be made in writing on a form satisfactory to the Administrator and signed by the Participant.

            (ii) The election must be filed with the Administrator prior to the Participant's designated Commencement Date.

            (iii) Unless the Normal Form is elected, the election must designate the Beneficiary of the Survivor Benefit payable under the optional form. If a Joint and Survivor Annuity Option is elected, the election must also provide evidence satisfactory to the Committee of the date of birth of the Participant and the Beneficiary.

      (b) If the Joint and Survivor Annuity Option has been elected by a Participant, the following additional rules will be applied:

            (i) If the Beneficiary designated in writing by the Participant dies before the Commencement Date of the Participant's Pension, the election of the option will automatically be revoked. If another optional form of Pension payment is not thereafter elected during the Election Period in compliance with the applicable requirements of this Article, the Participant's Pension will be paid in the Normal Form.

            (ii) If the designated Beneficiary dies on or after the Commencement Date of the Participant's Pension, the monthly Pension payments thereafter payable to the Participant will continue to be paid in the reduced amount; and no survivor benefit will be payable after the Participant's death.

      (c) If the Life and 60, 120 or 180 months Certain Option has been elected by a Participant, the following rules will apply:

            (i) If the Beneficiary designated in writing by the Participant dies before the Commencement Date of the Participant's Pension, the Participant may either revoke the option election or designate another Beneficiary.

            (ii) If the designated Beneficiary dies on or after the Commencement Date of the Participant's Pension, the Participant may not revoke the option but may designate another Beneficiary.

      (d) If the lump sum payment option has been elected by a Participant, payment of the lump sum shall fully discharge and satisfy payment of al of the Participant's benefits under the Plan and his or her Beneficiaries.

      (e) Any option election will automatically be revoked upon the Participant's death prior to the Commencement Date of his Pension and no survivor benefit will be payable thereafter (except as provided in ARTICLE 7).

      6.4 APPLICATION FOR PENSION. As a prerequisite to receiving payment of any Pension, a Participant who is otherwise eligible therefor shall file with the Administrator a complete application for the Pension in a form satisfactory to the Administrator. No Pension will be payable before the first day of the first calendar month that begins after the date (or on the date) on which a complete application therefor has been received by the Administrator.

      6.5 INFORMATION TO BE FURNISHED TO PARTICIPANTS. After receiving the Participant's application for a Pension, the Administrator shall furnish Participants with a written explanation of the material terms and conditions of the Normal Form of Pension and the optional forms of Pension payment available to the Participant and the right of a Participant to elect another form of payment.

                                    ARTICLE 7

                                  DEATH BENEFIT

      7.1 ELIGIBILITY FOR DEATH BENEFITS. A Death Benefit shall be payable under this Plan to the Beneficiary of a Participant if:

      (a) The Participant has ten (10) or more years of Eligibility Service and dies prior to Retirement,

      (b) The Participant dies on or after Normal Retirement Age and prior to Retirement, or

      (c) The Participant dies after Retirement and prior to the Commencement Date of his Pension.

      7.2 AMOUNT OF THE DEATH BENEFIT. The Death Benefit payable to the Beneficiary shall be a percentage specified below of the lump sum Actuarial Equivalent value of the Participant's Accrued Benefit. The percentage of the lump sum Actuarial Equivalent that is the Death Benefit payable to the Beneficiary shall be determined as follows:

      (a)   One hundred percent (100%) if the Participant dies:

            (i)   On or after Normal Retirement Age and prior to Retirement;

            (ii) On or after attaining age 55 and being credited with (10) or more years of Eligibility Service; or

            (iii) After Retirement and prior to the Commencement Date of his
                  Pension.

      (b) Sixty Six and two-thirds percent (66-2/3%) if the Participant dies after being credited with (10) or more years of Eligibility Service, but prior to attaining age 55.

For this purpose, Actuarial Equivalent shall be determined as of the Commencement Date of the Death Benefit, as if the Participant had survived, elected such date as the Commencement Date for his Pension, and elected payment in a lump sum form of payment.

      7.3 FORM OF PAYMENT. To the extent that the Beneficiary of the Participant is the surviving spouse of the Participant, the surviving spouse may elect to receive payment of the Death Benefit as a life annuity or in any of the optional forms of payment described in Section 6.2, subject to the consent of the Board for a lump sum payment. To the extent that the Beneficiary of the Participant is other than the surviving spouse of the Participant, the Beneficiary may elect to receive payment of the Death Benefit under an installment payment method described in Section 6.2 or, with the consent of the Board, as a lump sum payment. Any optional form of payment elected by a surviving spouse or another Beneficiary shall be the Actuarial Equivalent of the lump sum Death Benefit amount.

      7.4 DESIGNATIONS OF BENEFICIARY

      (a) Each Participant may designate a Beneficiary (or Beneficiaries) who is to receive payment under the Plan in the event of his or death. A Participant may designate as his Beneficiary, one or more natural persons, trusts or organizations exempt from income tax (pursuant to Section 501(c)(3) of the Code).

      (b) If a Participant does not have a Beneficiary designation under the Plan, then such Participant's Beneficiary shall be his or her spouse if such Participant is married at the date of his death; and if the Participant is unmarried at the date of his death, the Beneficiary shall be his or her estate.

      (c) If a married Participant designates his spouse as Beneficiary (whether by name or designation as the spouse), the designation of the spouse as Beneficiary shall automatically be void as a result of a subsequent termination of the marriage through divorce, dissolution, annulment or otherwise. Accordingly, except as otherwise may be required under a domestic relations order that meets the requirements of Section 414(p) of the Code, the prior designation of beneficiary shall cease to be recognized under this Plan. If a Participant is then receiving payment in the form of Joint and Survivor Annuity, the Participant's Pension shall be readjusted to be paid in the form of a the life annuity that would have been payable to him as of his Commencement Date.

      (d) If a Beneficiary is receiving Death Benefit payments under the installment method and dies prior to receiving the entire amount to which he or she is entitled, the remaining payments shall be made to a beneficiary named by the deceased Beneficiary. If the deceased Beneficiary has not named a beneficiary, the lump sum Actuarial Equivalent of the remaining payments shall be paid as soon as practicable to the estate of such deceased Beneficiary.

      (e) To be valid under this Plan, a designation of Beneficiary must be made on a form approved by the Plan Administrator (or its designee) and delivered to the Plan Administrator prior to the Participant's death. Designation of Beneficiary forms shall be maintained in files held by the Plan Administrator or its designee.

      (f) The Participant may from time to time change his Beneficiary by completing new Beneficiary designation forms. Upon any such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease.

      (g) The interpretation of the Plan Administrator with respect to any Beneficiary designation shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Plan Administrator which, in the judgment of the Plan Administrator, fulfills the intent of the Participant who filed such designation.

      7.5 OTHER SURVIVOR BENEFITS SUPERSEDED. Notwithstanding any other provision of this Plan to the contrary, if a Death Benefit is payable with respect to the death of a Participant, no other Benefit will be payable under this Plan on account of the Participant's death.

                                    ARTICLE 8

                  MISCELLANEOUS PROVISIONS RELATING TO BENEFITS

      8.1 VESTING AND FORFEITURE.

      (a) A Participant or Transferred Employee who is an Employee on or after his Normal Retirement Date shall have a Vested right to Retire and, upon Retirement, shall have a Vested right to a Normal Retirement Pension. Otherwise, a Participant in this Plan shall have a Vested right to the payment of a Pension only if he Terminates Employment and is thereby entitled to the payment of an Early Retirement Pension under SECTION 5.2 or a Disability Retirement Pension under
            SECTION 5.3.

      (b) The Benefits of any Participant or former Participant and his Beneficiary (if any) that are not Vested shall be permanently forfeited and disregarded under this Plan if the Participant Terminates Employment prior to Retirement.

      8.2 PROHIBITION AGAINST ALIENATION OR ATTACHMENT. Except as provided in
SECTION 8.5 or as otherwise required by law, no Benefit shall be transferable, assignable or subject to alienation, encumbrance, garnishment, attachment, anticipation, execution or levy of any kind, voluntary or involuntary, prior to the actual payment of the Benefit to the Participant, Pensioner, Deferred Pensioner or Beneficiary who is entitled thereto under the terms of this Plan.

      8.3 RE-EMPLOYMENT.

      (a) If a Pensioner or Deferred Pensioner shall be re-employed by the Company or a Related Company, his right to receive payment of the Benefit for which he had theretofore been eligible (and the right of his Eligible Spouse or other Beneficiary to any survivor benefit provided under the form of payment in effect for such Benefit) shall not be affected by his reemployment. Accordingly, a Reemployed Pensioner shall continue to receive payment of any Pension to which he is entitled by virtue of a prior Retirement.

      (b) Notwithstanding the foregoing, a rehired Pensioner or Deferred Pensioner may agree to the suspension of payment of his Pension during any period of reemployment. The terms and conditions of any such suspension shall be determined by such agreement; and if the rehired Pensioner shall recommence participation in this Plan, such terms may likewise provide for the payment of a new Pension upon the Participant's subsequent Retirement or other Termination of Employment.

      (c) If a Retired Participant has received a lump sum payment under the Plan or otherwise has received full payment of his benefits under the Plan, if such Participant shall be reemployed and again become a Participant in the Plan, his future entitlement to a Pension hereunder shall be made without regard to the prior Plan participation, Benefit Service, Plan Compensation and Benefits of such person.

      8.4 NO BENEFITS PAYABLE IF TRANSFERRED TO SUCCESSOR PLAN. The liabilities of this Plan may be transferred to another plan of the Company or a Related Company. Any Benefit that is or may become payable under the terms of this Plan will not be due and payable from this Plan if and when the liability of this Plan for the payment of such Benefit is transferred to another plan of the Company or a Related Company.

      8.5 PROVISION WITH RESPECT TO UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of the Plan to the contrary benefits, service credit and compensation under this Plan shall be calculated in accordance with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994.

                                    ARTICLE 9

                                     FUNDING

      9.1 FUNDING.

      (a) The obligations of the Company under this Plan constitute the unsecured promise of the Company. No Participant or Beneficiary shall have any rights whatsoever in or with respect to any funds or other assets owned or held by the Company. The rights of a Participant or Beneficiary under this Plan are solely those of a general unsecured creditor of the Company. Accordingly, the maintenance of any accounts or other records under this Plan shall be solely for Plan bookkeeping purposes and shall not be deemed to create any trust or other special relationship with a Plan Participant or Beneficiary.

      (b) Notwithstanding the provisions of paragraph (a), the Company may establish or participate in one or more trusts, including group or collective trusts, or purchase or participate in one or more insurance contracts (including group contracts), or otherwise invest or segregate funds for purposes relating to this Plan. However, the assets of such trusts, the rights under and assets of such insurance contracts, and the funds otherwise so invested or segregated shall at all times remain the property of and be subject to the claims of the general creditors of the Company; and no Participant or Beneficiary shall have any rights whatsoever in or with respect to any such trust, insurance contract or other investment or fund, or the assets thereof, the rights of such person being solely those of an unsecured general creditor of the Company.

                        ARTICLE 10 - PLAN ADMINISTRATION

      10.1 ADMINISTRATOR. The Company shall be the "Administrator" of the Plan within the meaning of Section 3(16)(A) of ERISA. However, to assure the efficient administration of the Plan, the authority and responsibility of the Company as "Administrator" shall be exercised by a Committee appointed by the Board. The Committee may be comprised of members of the Board, officers or employees of the Company, and such other persons as the Board shall appoint thereto. The Committee shall act by the vote of a majority of its members, either at a meeting or, in the absence of a meeting, by a written instrument signed by a majority of the members. The Committee may designate any one or more of its members to execute instructions to the funding agency and other documents on behalf of the Committee, and shall designate one of its members as Chairman and shall appoint a Secretary who may or may not be a member of the Committee. The Secretary shall keep minutes of all meetings of the Committee and records of all actions of the Committee, together with copies of all notices, certifications and instructions rendered to the Committee by the Company, the funding agency or any other person. For purposes of this Plan, references to the Administrator are deemed to include such Committee or such officers and employees acting on behalf of the Company as Administrator.

      10.2 GENERAL POWERS OF ADMINISTRATOR. The Administrator shall have all authority for the administration and operation of the Plan. Specifically, but without limiting the general scope of its authority, the Administrator may establish rules and procedures for the administration of the Plan (including, without limitation, forms and procedures for applying for Benefits and electing forms of payment), shall have the exclusive right to construe and interpret the terms of the Plan (including any such terms as are unclear or ambiguous), and to resolve any questions or disputes arising in the administration and operation of the Plan. Constructions, interpretations and decisions of the Administrator shall be conclusive and binding on all persons. The Administrator shall exercise its authority to construe and interpret the terms of the Plan, and to resolve questions and disputes, so as to preserve the status of the Plan as tax deferred compensation plan, to correct any scriveners' errors or omissions in the Plan language, and to assure a reasonable and consistent application of the Plan to all Participants and Beneficiaries. If and to the extent any of the authority of the Administrator referred to in this SECTION 10.2 is allocated to another person, references herein to the Administrator with respect to such authority shall be deemed to refer to the other person to whom such authority has been allocated.

      10.3 CLAIMS PROCEDURE. The Administrator shall have sole and exclusive authority to make all initial and final determinations regarding Benefits payable hereunder to Participants or their Beneficiaries and to adopt claims and review procedures, application forms and other documents.

      A claim for a benefit is made whenever a Participant or Beneficiary submits a written application for the benefit to the Administrator. In accordance with its authority to construe and interpret the Plan, the Board shall review claims for benefits under the Plan.

      If a claim is wholly or partially denied, the Administrator will send the claimant written notification of the denial within 90 days (45 days for a claim for a benefit because of disability) of the date on which the claim has been filed. The Administrator can extend the 90-day period for claims (other than for disability benefits) for up to an additional 90 days by sending written notice of the extension to the claimant before the initial period elapses. The Administrator can extend the 45-day period for a claim for disability benefits for up to an additional 30 days by sending written notice of the extension to the claimant before the initial period elapses, and the first 30-day extension period may be extended for an additional 30 days. Any notice of extension will state the reason for the extension and the date by which a final decision may be expected.

      The written notification of a denial of a claim should contain the following information:

            (a)   the specific reason or reasons for the denial;

            (b) reference to specific Plan provisions upon which the denial is based;

            (c) a description of additional material or information (if any) that would be necessary for the claim to be approved and an explanation of why the material or information is necessary; and

            (d) an explanation of the claim review procedure, including a statement of the claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

      If the claimant does not receive notice of the decision on the claim within the initial decision period following the filing of the claim, or within the additional period if the response time has been extended, the claimant should consider the claim denied as of the end of the pertinent period. The denial will be final and binding unless the claimant invokes the claim review procedure in accordance with the following terms.

      If a claim has been denied in whole or in part, the claimant or his or her authorized representative can submit a written request for a full and fair review of the denial of the claim. The completed written request for review must be submitted to the Administrator within 60 days (180 days for a claim for disability benefits) of the date on which the claimant is notified that the claim has been denied. The request must contain the following information:

         - the date on which the claimant's request for review is filed with the Board; provided that the date on which the claimant's request for review is in fact filed with the Board shall control in the event the date of the actual filing is later than the date stated by the claimant;

         - the specific portions of the denial of the claim that the claimant requests the Board to review;

         - a statement of the claimant setting forth the basis upon which he or she believes the Board should reverse its previous denial of the claim and accept the claim as made; and

         - any written material (offered as exhibits) that the claimant requests the Board to examine in its consideration of the claimant's position.

      The claimant or the claimant's authorized representative may review pertinent Plan documents and request copies of them, free of charge, within the 60-day period (180-day period for a claim for disability benefits).

      The Administrator will consider the written request for review in light of any additional information or comments that have been presented. Within 30 days after filing the written request for review, the claimant may also request a hearing before a representative of the Administrator, which the claimant or his or her authorized representative may attend. The Company will usually issue a decision within 60 days (45 days for review of a disability benefit claim) of the date on which the written request for review is filed; but the review period may be extended by the Administrator for up to an additional 60 days (45 days for review of a disability benefit claim) by written notice to the claimant before the initial review period elapses. If the claimant has not received notice of the decision within the initial review period, or within the additional review period if the response time has been extended, the claimant should consider the claim denied.

      If the claim is denied on review, the decision will cite the specific reasons and the Plan provisions on which the denial is based. The decision will also state that the claimant or the claimant's authorized representative may review pertinent Plan documents and request copies of them, free of charge.

      The decision of the Administrator will be final and binding on all affected parties, except that the claimant will have a right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

      10.4 LIABILITY OF THE ADMINISTRATOR. No Committee member or other person authorized to act on behalf of the Administrator shall be responsible for improper actions or omissions of any such Administrator member or person (other than himself).

                                   ARTICLE 11

                               GENERAL PROVISIONS

      11.1 AMENDMENT OF PLAN. This Plan may be amended or terminated at any time or from time to time in any respect, by written action of the Board. Notwithstanding the foregoing, no amendment or termination shall reduce the Vested Accrued Benefit of any Participant, the Normal, Early or Disability Retirement Benefit of a Pensioner or Deferred Pensioner, or his Vested interest therein, or the Death Benefits payable to a Beneficiary, each as is determined through the date of the amendment; and the Company shall remain obligated for the payment of such Benefits as accrued or determined to be payable under the Plan through the date of the Plan amendment or termination.

      11.2 PAYMENT OF BENEFITS TO OTHERS. If any Participant or Beneficiary to whom a Benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to any individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

      11.3 OVERPAYMENTS. In the event that the Administrator determines that the benefits actually paid under this Plan exceed the benefits that were properly payable to a Participant or Beneficiary pursuant to this Plan, the Administrator may, in addition to exercising any other legal remedies available, reduce or suspend future benefit payments in any manner that the Administrator, in its sole discretion, deems equitable.

      11.4 TAXES. Income, employment and any other applicable taxes shall be withheld from any distribution hereunder to the extent that the Company believes is required by law. A Participant or Beneficiary who receives payment hereunder also shall be issued a Form W-2, Form 1099 or other report as required by law, and such report shall be filed with taxing authorities as is required by law.

      In addition, any applicable employment or other payroll taxes that are a liability of a Participant prior to the time that the Participant receives payment of Benefits under this Plan shall be deducted from other compensation payable to the Participant.

      It is the intention of the Company that amounts payable to a Participant or a Beneficiary under this Plan shall not be included in the gross income of the Participant or Beneficiary until such time as payments are made under the provisions of this Plan. However, neither the Company, the Board, nor the Administrator guarantee any tax consequences associated with this Plan.

      11.5 NO RIGHT OF EMPLOYMENT. The Plan shall not confer upon any Participant or Employee any right of Employment, nor shall any provision of the Plan interfere with the right of the Company or a Related Company to discharge any Participant or other Employee.

      11.6 APPLICABLE LAW. All provisions of the Plan shall be construed according to the laws of the State of Ohio, except when federal law is controlling.

      11.7 CONSTRUCTION. Words used in the masculine gender include the feminine, and words in the singular shall include the plural, where the context requires.

      11.8 TITLES. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning, construction or interpretation of the Plan.

                                   * * * * * *

                                A. SCHULMAN, INC.

                       By: /s/ Terry L. Haines
                           --------------------------------------------

                              Title: President and Chief Executive Officer

                       And: /s/ Robert A. Stefanko
                            -----------------------------------------------

                              Title: Chairman of the Board, Chief Financial
                                     Officer and Executive Vice President -
                                     Finance and Administration